FIRST AMENDMENT TO ASSISTED LIVING FACILITY LEASE

(Garden Manor)

THIS FIRST AMENDMENT TO ASSISTED LIVING FACILITY LEASE (this “Amendment”) is made and entered into as of the 1st day of October, 2011 (the “Effective Date”), by and between Dale E. Patterson (“Lessor”), and Cobbco, Inc., California corporation (“Lessee”).

WITNESSETH:

A. Lessor and Lessee have heretofore entered into that certain Assisted Living Facility Lease dated as of October 1, 1997 (the “Lease”), as extended by letter dated February 15, 2007, for premises described on Exhibit "A" of the Lease, commonly known as “Garden Manor” and located at 10200 Chapman Avenue, Garden Grove, California (the “Premises”).

B. Lessor and Lessee desire to refurbish the Premises in accordance with the plans attached hereto as Exhibit "A" (the “Refurbishment Plan”).

C. Lessor and Lessee have agreed that Lessor shall provide Lessee with an option to purchase the Premises.

D. Lessor and Lessee desire to extend the Lease for an additional two (2) terms of five (5) years each.

E. Lessor and Lessee desire to amend the Lease on the terms and conditions set forth in this Amendment. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereby agree as follows:

1.
Lessor Approval.                                      Lessor approves the Refurbishment Plan pursuant to Article X of the Lease.  Lessor also expressly consents to Lessee’s conversion of units from AL to ALZ/memory care in whatever number Lessee elects.

2.
Lessor Funding of Refurbishment.                                                                      Lessor shall fund and deliver the aggregate sum of Three Hundred Fifty Thousand Dollars ($350,000) in immediate cash funds to Lessee to pay for the completion of the Refurbishment Plan (the “Refurbishment Funds”).  Lessee shall submit to Lessor a request for reimbursement for expenses incurred by Lessee to complete the Refurbishment Plan, which Lessor shall fund within 15 (fifteen) days after delivery to Lessor of such request.

3.
Repayment by Lessee.  The Refurbishment Funds shall be considered a loan from Lessor to Lessee, and shall accrue interest at a rate of 8.0 percent (8%) on the principal balance from the date of funding.  The Refurbishment Funds shall be repaid in equal monthly installment payments (estimated to be $4,246.47 monthly or $50,957.64 annually if the full $350,000 of Refurbishment Funds is advanced by Lessor to Lessee) computed on an amortized term of

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ten (10) years basis.  In the event that the total cost to complete the Refurbishment Plan exceeds the $350,000 sum delivered by Lessor, Lessee shall pay for the balance of the cost of completing the Refurbishment Plan.

4.	Lessee's Address. Lessee's address for notices pursuant to Section 18.02 of Lease shall be amended to:

c/o Emeritus Corporation
3131 Elliott Avenue, #500
Seattle, Washington 98121 Fax #: (206) 357-7388

Attention: Eric Mendelsohn

5.
Extension of Lease.  Pursuant to Article VII of the Lease, Lessee hereby exercises its secondand third options to extend the Lease, for the period October 1, 2012 through September 30, 2017 and the period October 1, 2017 through September 30, 2022.

6.
Purchase Option.  Beginning on January 1, 2022, and extending for the then-remaining unexpired term of the Lease or any extensions thereof (“Option Period”), Lessee shall have the option at its sole discretion to exercise the right to purchase the Premises together with all easements, rights and appurtenances relating to the land and improvements and all fixtures used in connection therewith together with all furnishings, equipment, supplies, inventory and personal property now or hereafter located on or used in connection with the Premises, and replacements thereof (the "Purchase Option") at the price and on the terms and conditions otherwise set forth in the attached  Purchase Option Agreement.

7.
Entire and Binding Amendment. This Amendment contains all of the agreements between the parties relating to the subject matter hereof, and may not be modified in any manner other than by amendment, in writing, signed by both parties. The terms, covenants and conditions contained herein shall inure to the benefit of and be binding upon Landlord, Tenant and their successors and assigns, except as provided herein to the contrary.

8.	Other Terms Unmodified. Except as otherwise expressly set forth herein, all terms and conditions of the Lease are hereby ratified and affirmed, and remain unchanged and in effect.

9.
Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Amendment. This Amendment may be delivered via facsimile.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

LESSOR:                                                            LESSEE:

                                                                            Cobbco, Inc.

                                                                             By: /s/ Eric Mendelsohn

                                                                             Name:  Eric Mendelsohn

/s/ Dale E. Patterson                                          Its:  SVP Corporate Development
               Dale E. Patterson

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